UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
June 2, 2010

JONES APPAREL GROUP, INC.
(Exact Name of registrant as specified in its charter)

Pennsylvania	1-10746	06-0935166
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1411 Broadway New York, New York 10018
(Address of principal executive offices)

(212) 642-3860
(Registrant’s telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 – Completion of Acquisition or Disposition of Assets

On June 2, 2010, Jones Apparel Group, Inc. (“Jones”) announced the acquisition by JAG Footwear, Accessories and Retail Corporation (“JAG Footwear”), an indirect wholly owned subsidiary of Jones, of 55% of the equity interests of Stuart Weitzman Holdings, LLC (“SW Holdings”) from STEPAHEAD, LLC (“Stepahead”), an entity controlled by Mr. Stuart Weitzman, and IPC/SW LLC (“IPC”), an investment vehicle controlled by Irving Place Capital.  The acquisition was made pursuant to the terms and conditions of (i) the Master Purchase Agreement, dated as of May 5, 2010, as amended (the “Master Purchase Agreement”), by and among JAG Footwear, Jones, SW Holdings, Stepahead and Mr. Stuart Weitzman and (ii) the Common Unit Purchase Agreement, dated as of May 5, 2010, as amended (the “Common Unit Purchase Agreement” and, together with the Master Purchase Agreement, the “Purchase Agreements”), by and among JAG Footwear, Jones and IPC.

Following the initial acquisition, the remaining 45% of the equity interests of SW Holdings continues to be held by Stepahead and, pursuant to the Master Purchase Agreement, will be purchased by JAG Footwear in a final closing anticipated to occur on the last business day of 2012.  At such time, SW Holdings will become an indirect wholly owned subsidiary of Jones.  The timing of the final closing may be accelerated in certain limited circumstances.  IPC is no longer a direct investor in SW Holdings.

Until the final closing, the parties anticipate that Mr. Stuart Weitzman will continue to lead the business of SW Holdings, subject to the oversight of Jones.

As previously announced, the purchase price for the initial acquisition of 55% of SW Holdings was approximately $180 million.  The purchase price for the final acquisition of the remaining 45% of SW Holdings will be determined under a formula set forth in the Master Purchase Agreement, which is based upon the financial results of SW Holdings for certain periods following 2009.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreements, which are included as Exhibits 2.1 and 2.2, respectively to Jones’s Current Report on Form 8-K filed May 6, 2010, which are incorporated by reference herein.

On June 2, 2010, Jones also issued a press release announcing the initial acquisition, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 – Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired

The historical audited consolidated financial statements of SW Holdings and its subsidiaries required by Item 9.01(a) of Form 8-K will be filed by amendment or otherwise within 71 calendar days after June 8, 2010, the date by which such current report must be filed pursuant to General Instruction B.1. of Form 8-K.

(b)  Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment or otherwise within 71 calendar days after June 8, 2010, the date by which such current report must be filed pursuant to General Instruction B.1. of Form 8-K.

(d) Exhibits

The exhibit to this Current Report on Form 8-K is listed in the Exhibit Index, which appears at the end of this report and is incorporated by reference herein.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES APPAREL GROUP, INC. (Registrant)

Date: June 2, 2010	By:	/s/ Ira M. Dansky
Name: Ira M. Dansky
Title: Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release announcing the initial acquisition of 55% of the equity interests of Stuart Weitzman Holdings, LLC.